Exhibit 21

SUBSIDIARIES OF EQT CORPORATION
(as of December 31, 2023)

Pursuant to Item 601(b)(21) of Regulation S-K, we have omitted some subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 31, 2023 under Rule 1-02(w) of Regulation S-X.

Company	Jurisdiction of Organization
EQT Acquisition HoldCo LLC	Delaware
EQT AMD LLC	Delaware
EQT AMM LLC	Delaware
EQT ARO LLC	Delaware
EQT Aurora LLC	Pennsylvania
EQT Capital Corporation	Delaware
EQT Carbon Services LLC	Delaware
EQT CHAP LLC	Pennsylvania
EQT CNEU LLC	Delaware
EQT Energy, LLC	Delaware
EQT Energy Supply, LLC	Delaware
EQT Energy Supply Holdings, LP	Delaware
EQT Gathering, LLC	Pennsylvania
EQT H2O LLC	Delaware
EQT Investments Holdings, LLC	Delaware
EQT LNG HoldCo LLC	Delaware
EQT LNG Investments LLC	Delaware
EQT LNG Trading LLC	Delaware
EQT Midstream HoldCo LLC	Delaware
EQT Minerals LLC	Delaware
EQT NV Tera HoldCo LLC	Delaware
EQT NV Watt HoldCo LLC	Delaware
EQT Production Company	Pennsylvania
EQT RE, LLC	Delaware
EQT TGHL Exploration LLC	Texas
EQT TGHL Exploration II LLC	Texas
EQT TGHL Exploration III LLC	Texas
EQT TGHL Holdings MidCo LLC	Delaware
EQT Ventures LLC	Delaware
EQT Water Services LLC	Delaware
EQT XL Holdings MidCo LLC	Delaware
EQT XL Midstream LLC	Delaware
EQT XL Midstream Operating LLC	Delaware
EQT XL Processing LLC	Delaware
EQT XL Processing Operating LLC	Delaware
ET Blue Grass, LLC	Delaware
MineralCo Holdings LLC	Delaware
Rice Drilling B LLC	Delaware
Rice Drilling D LLC	Delaware
Teralytic Holdings Inc.	Delaware